®

Monsanto Company
800 North Lindbergh Blvd
St. Louis, Missouri 63167
Release	Immediately

Contact	Media: Sara Miller (314-694-5824)
Analysts: Bryan Hurley (314-694-8148)

MONSANTO COMPANY DELIVERS STRONG THIRD QUARTER AS SEED BUSINESS MAINTAINS MOMENTUM THROUGH CULMINATION OF KEY SELLING SEASONS

Company Reaffirms Fiscal Year 2012 Earnings Guidance, Projecting Up to 25 Percent Ongoing Earnings Growth and Setting Stage as Layers of Opportunity Across Business Position Company Well for Strong Growth in Fiscal Year 2013

ST. LOUIS (June 27, 2012) – Monsanto Company (NYSE: MON) executives today said the continued momentum of its seeds and traits business through key seed selling seasons drove a strong third quarter, further highlighting a year of the company’s proven delivery on important business drivers. Executives also reaffirmed Monsanto is on track to achieve its recently increased ongoing earnings growth target and is poised to see mid-teens earnings growth off that base given the strength of its core business.

	Third Quarter		Nine Months
($ in millions)	2012	2011	2012	2011
Net Sales By Segment
Corn seed and traits	$1,515	$1,123	$5,226	$4,134
Soybean seed and traits	698	605	1,629	1,446
Cotton seed and traits	490	487	750	666
Vegetable seeds	195	216	567	628
All other crops seeds and traits	230	216	414	357
TOTAL Seeds and Genomics	$3,128	$2,647	$8,586	$7,231

Agricultural productivity	$1,091	$961	$2,820	$2,344
TOTAL Agricultural Productivity	$1,091	$961	$2,820	$2,344

TOTAL Net Sales	$4,219	$3,608	$11,406	$9,575

Gross Profit	$2,363	$1,973	$6,164	$5,107

Operating Expenses	$1,013	$952	$2,760	$2,535

Interest Expense – Net	$18	$18	$80	$66
Other Expense – Net	$3	$15	$46	$38

Net Income Attributable to Monsanto Company	$937	$692	$2,274	$1,719

Diluted Earnings per Share (See note 1.)	$1.74	$1.28	$4.21	$3.17
Items Affecting Comparability – EPS Impact
Restructuring charges	—	—	—	0.01
Income on discontinued operations	—	—	(0.01)	(0.01)
Nitro claims settlement	—	—	0.05	—
Resolution of a legacy tax matter	(0.11)	—	(0.11)	—
Diluted Earnings per Share from Ongoing Business (For the definition of ongoing EPS, see note 1.)	$1.63	$1.28	$4.14	$3.17

Effective Tax Rate	27%	28%	30%	29%

	Third Quarter		Nine Months
Comparison as a Percent of Net Sales:	2012	2011	2012	2011
Gross profit	56%	55%	54%	53%
Selling, general and administrative expenses (SG&A)	15%	16%	15%	16%
Research and development expenses (R&D)	9%	10%	9%	10%
Income from continuing operations before income taxes	32%	27%	29%	26%
Net income attributable to Monsanto Company	22%	19%	20%	18%

“With our most significant selling seasons wrapped up, the third quarter gives us a near complete view of our business for the fiscal year and I feel very good about where we stand,” said Hugh Grant, Monsanto’s chairman, president and chief executive officer. “We’ve achieved excellent business results this year, but more importantly we’ve continued to receive positive response to our products from farmers.  As I look to 2013 and beyond, I am confident as our momentum is now validated with sustained business results and I believe the opportunity ahead for our customers, our business and our owners is significant.”

Results of Operations

Net sales increased $611 million or 17 percent in the three-month comparison driven by unit volume growth in the company’s seeds and traits business, complemented by better-than-expected sales across Monsanto’s chemistry portfolio. Third quarter gross profit rose 20 percent to $2.3 billion compared to the prior year third quarter. For the first nine months, gross profit is up 21 percent.

Operating expenses were up $61 million in the third quarter compared to the same period in the prior year. In the three-month comparison, SG&A expenses increased to $638 million.  R&D expenses also increased to $375 million for the quarter, reflecting incremental investment as the company continues to advance and expand its pipeline.

The company’s third quarter earnings per share (EPS) was $1.63 on an ongoing basis, $1.74 on an as-reported basis. EPS for the first nine months of fiscal year 2012 was $4.14 on an ongoing basis, $4.21 on an as-reported basis. (For a reconciliation of ongoing EPS, see note 1.)

Cash Flow

The third quarter saw a continuation of the strong first half of the fiscal year for cash flow. For the first nine months of fiscal year 2012, cash flow from operations was a source of $853 million compared with a source of $944 million in the first nine months last year. Net cash required by investing activities for the first nine months of fiscal year 2012 was $542 million, compared to $707 million for the same period of fiscal year 2011.

Net cash required by financing activities for the first nine months of 2012 was $1 billion, compared to net cash required of $766 million for the same period of fiscal year 2011.

Free cash flow was a source of $311 million for the first nine months of fiscal year 2012, compared to a source of $237 million for the first nine months of fiscal year 2011. (For a reconciliation of free cash flow, see note 1.)

Earlier this month, the company announced that its board had authorized a new share repurchase program, effective July 1, 2012, for up to $1 billion of the company’s common stock over a three-year period. Monsanto’s existing $1 billion share repurchase program is nearly complete.

Outlook

The company confirmed 2012 earnings per share guidance in the range of $3.65 to $3.70 on an ongoing basis, with mid-teens ongoing earnings growth for fiscal year 2013 projected from the base of $3.65 to $3.70. The company expects 2012 earnings per share on an as-reported basis to be $3.73 to $3.78. (For a reconciliation of ongoing EPS, see note 1.) The company also reaffirmed its previously announced full-year free cash flow guidance for fiscal year 2012 in the range of $1.7 billion to $1.8 billion. The company expects net cash provided by operating activities to be $2.7 billion to $2.9 billion, and net cash required by investing activities to be $1 billion to $1.1 billion for fiscal year 2012. (For a reconciliation of free cash flow, see note 1.)

Seeds and Genomics Segment Detail

($ in millions)	Net Sales				Gross Profit
	Third Quarter		Nine Months		Third Quarter		Nine Months
Seeds and Genomics	2012	2011	2012	2011	2012	2011	2012	2011
Corn Seed and Traits	$1,515	$1,123	$5,226	$4,134	$927	$679	$3,305	$2,524
Soybean Seed and Traits	698	605	1,629	1,446	463	386	1,079	953
Cotton Seed and Traits	490	487	750	666	385	386	567	502
Vegetable Seeds	195	216	567	628	94	123	260	361
All Other Crops Seeds and Traits	230	216	414	357	152	132	217	176
TOTAL Seeds and Genomics	$3,128	$2,647	$8,586	$7,231	$2,021	$1,706	$5,428	$4,516

($ in millions)	Earnings Before Interest & Taxes (EBIT)
	Third Quarter		Nine Months
Seeds and Genomics	2012	2011	2012	2011
EBIT (For a reconciliation of EBIT, see note 1.)	$1,111	$880	$2,957	$2,263
Unusual Items Affecting EBIT: Restructuring	$—	$(1)	$—	$(15)

The Seeds and Genomics segment consists of the company’s global seeds and related traits business.

Sales for Monsanto’s Seeds and Genomics segment in the third quarter of fiscal 2012 increased 18 percent or $481 million over the prior year period supported by strong sales across its U.S. corn and soybean portfolios. For the first nine months, gross profit in the segment is up approximately 20 percent over the same period last year.

In the U.S. market, continued sales momentum carried from the early spring throughout the planting season and an increase in planted acres of corn across the country helped deliver a record seed sales volume season for the company. In 2012, the company achieved continued strong adoption of its latest innovations, with its Genuity® Roundup Ready 2 Yield® soybeans projected to be on close to 30 million acres and its Genuity® reduced refuge corn family projected to be on more than 25 million acres this year in the United States.

The successful U.S. season was complemented by strong performances in key international markets, including Europe and Latin America. In Latin America, strong continued performance in Brazil was driven by an increase in total acres, mix improvement and higher-than-anticipated overall sales.  In the Northern hemisphere, core business growth and expanded acres helped drive better-than-expected performance in Eastern Europe.

Agricultural Productivity Segment Detail

($ in millions)	Net Sales				Gross Profit
	Third Quarter		Nine Months		Third Quarter		Nine Months
	2012	2011	2012	2011	2012	2011	2012	2011
Agricultural Productivity	$1,091	$961	$2,820	$2,344	$342	$267	$736	$591
TOTAL Agricultural Productivity	$1,091	$961	$2,820	$2,344	$342	$267	$736	$591

($ in millions)	Earnings Before Interest & Taxes (EBIT)
	Third Quarter		Nine Months
Agricultural Productivity	2012	2011	2012	2011
EBIT (For a reconciliation of EBIT, see note 1.)	$190	$95	$354	$222
Unusual Items Affecting EBIT:
Restructuring	$—	$—	$—	$4
EBIT from Discontinued Operations	$(3)	$—	$8	$4
Nitro Claims Settlement	$—	$—	$(44)	$—

The Agricultural Productivity segment consists of the crop protection products and lawn-and-garden herbicide products.

Sales in the third quarter for Monsanto’s Agricultural Productivity segment increased $130 million over the same period last year due to higher-than-expected sales across the company’s chemistry portfolio, including its Roundup®, lawn-and-garden and selective herbicides businesses.

Webcast Information
In conjunction with this announcement, Monsanto will hold a conference call at 8:30 a.m. central time (9:30 a.m. eastern time) today. The call will focus on these results and future expectations and may include a discussion of Monsanto’s strategic initiatives, product performance and other matters related to the company’s business.

Presentation slides and a simultaneous audio webcast of the conference call may be accessed by visiting the company’s web site at www.monsanto.com and clicking on “Investor Information.” Visitors may need to download Windows Media Player™ prior to listening to the webcast. Following the live broadcast, a replay of the webcast will be available on the Monsanto Web site for three weeks.

About Monsanto Company
Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. Monsanto remains focused on enabling both small-holder and large-scale farmers to produce more from their land while conserving more of our world's natural resources such as water and energy. To learn more about our business and our commitments, please visit: www.monsanto.com.  Follow our business on Twitter® at www.twitter.com/MonsantoCo, on the company blog, Beyond the Rows® at www.monsantoblog.com, or subscribe to our News Release RSS Feed.

Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this release are "forward-looking statements," such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company's exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company's research and development activities; the outcomes of major lawsuits and the previously-announced SEC investigation; the previously reported material weakness in our internal controls over financial reporting; developments related to foreign currencies and economies; successful operation of recent acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company's estimates related to distribution inventory levels; the company's ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company's facilities; and other risks and factors detailed in the company's most recent Form 10-K Report to the SEC. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.

Notes to editors: Roundup, Genuity and Roundup Ready 2 Yield are trademarks of Monsanto Company and its wholly-owned subsidiaries.

-oOo-

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

Statements of Consolidated Operations	Three Months Ended		Nine Months Ended
	May 31,		May 31,
	2012	2011	2012	2011
Net Sales	$4,219	$3,608	$11,406	$9,575
Cost of Goods Sold	1,856	1,635	5,242	4,468
Gross Profit	2,363	1,973	6,164	5,107
Operating Expenses:
Selling, general and administrative expenses	638	591	1,681	1,543
Research and development expenses	375	360	1,079	983
Restructuring charges, net	—	1	—	9
Total Operating Expenses	1,013	952	2,760	2,535
Income From Operations	1,350	1,021	3,404	2,572
Interest Expense	39	35	139	117
Interest Income	(21)	(17)	(59)	(51)
Other Expense, Net	3	15	46	38
Income from Continuing Operations Before Income Taxes	1,329	988	3,278	2,468
Income Tax Provision	361	276	971	714
Income from Continuing Operations Including Portion
Attributable to Noncontrolling Interest	$968	$712	$2,307	$1,754
Discontinued Operations:
Income (Loss) from Operations of Discontinued Businesses	(3)	—	8	4
Income Tax Provision (Benefit)	(1)	—	3	1
Income (Loss) on Discontinued Operations	(2)	—	5	3
Net Income	$966	$712	$2,312	$1,757
Less: Net Income Attributable to Noncontrolling Interest	29	20	38	38
Net Income Attributable to Monsanto Company	$937	$692	$2,274	$1,719

EBIT (see note 1)	$1,301	$975	$3,311	$2,485

Basic Earnings per Share Attributable to Monsanto Company:
Income from Continuing Operations	$1.76	$1.29	$4.25	$3.20
Income on Discontinued Operations	—	—	0.01	—
Net Income Attributable to Monsanto Company	$1.76	$1.29	$4.26	$3.20

Diluted Earnings per Share Attributable to Monsanto Company:
Income from Continuing Operations	$1.74	$1.28	$4.20	$3.16
Income on Discontinued Operations	—	—	0.01	0.01
Net Income Attributable to Monsanto Company	$1.74	$1.28	$4.21	$3.17

Weighted Average Shares Outstanding:
Basic	532.9	535.5	534.2	536.9
Diluted	538.8	541.2	540.2	542.9

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

Condensed Statements of Consolidated Financial Position	As of	As of
	May 31, 2012	Aug. 31, 2011
Assets
Current Assets:
Cash and cash equivalents (variable interest entities restricted - 2012: $91 and 2011: $96)	$1,716	$2,572
Short-term investments	302	302
Trade receivables, net (variable interest entities restricted - 2012: $77 and 2011: $51)	3,727	2,117
Miscellaneous receivables	674	629
Deferred tax assets	659	446
Inventory, net	2,514	2,591
Other current assets	191	152
Total Current Assets	9,783	8,809

Property, Plant and Equipment, Net	4,164	4,394
Goodwill	3,282	3,365
Other Intangible Assets, Net	1,181	1,309
Noncurrent Deferred Tax Assets	595	873
Long-Term Receivables, Net	376	475
Other Assets	603	619
Total Assets	$19,984	$19,844

Liabilities and Shareowners’ Equity
Current Liabilities:
Short-term debt, including current portion of long-term debt	634	678
Accounts payable	584	839
Income taxes payable	440	117
Accrued compensation and benefits	470	427
Accrued marketing programs	778	1,110
Deferred revenues	370	373
Grower production accruals	100	87
Dividends payable	—	161
Customer payable	31	94
Restructuring reserves	12	24
Miscellaneous short-term accruals	863	819
Total Current Liabilities	4,282	4,729

Long-Term Debt	1,538	1,543
Postretirement Liabilities	468	509
Long-Term Deferred Revenue	259	337
Noncurrent Deferred Tax Liabilities	304	152
Long-Term Portion of Environmental and Litigation Reserves	167	176
Other Liabilities	553	682
Total Liabilities	7,571	8,128

Redeemable Common Stock and Capital in Excess of $.01 par value	141	—

Monsanto Shareowners’ Equity	12,077	11,545
Noncontrolling Interest	195	171
Total Shareowners’ Equity	12,272	11,716
Total Liabilities and Shareowners’ Equity	$19,984	$19,844

Debt to Capital Ratio:	15%	16%

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

Statements of Consolidated Cash Flows	Nine Months Ended
	2012	2011
Operating Activities:
Net Income	$2,312	$1,757
Adjustments to reconcile cash provided by operating activities:
Items that did not require (provide) cash:
Depreciation and amortization	466	457
Bad-debt expense	(9)	(6)
Stock-based compensation expense	102	83
Excess tax benefits from stock-based compensation	(33)	(24)
Deferred income taxes	195	(35)
Restructuring charges, net	—	9
Equity affiliate income, net	(11)	(12)
Net gain on sales of a business or other assets	(3)	(5)
Other items	51	48
Changes in assets and liabilities that provided (required) cash, net of acquisitions:
Trade receivables, net	(1,773)	(1,759)
Inventory, net	(134)	69
Deferred revenues	(35)	30
Accounts payable and other accrued liabilities	(171)	678
Restructuring cash payments	(11)	(164)
Pension contributions	(57)	(47)
Other items	(36)	(135)
Net Cash Provided by Operating Activities	853	944

Cash Flows Provided (Required) by Investing Activities:
Purchases of short-term investments	(444)	(430)
Maturities of short-term investments	444	180
Capital expenditures	(376)	(326)
Acquisitions of businesses, net of cash acquired	(113)	(99)
Technology and other investments	(61)	(51)
Other investments and property disposal proceeds	8	19
Net Cash Required by Investing Activities	(542)	(707)

Cash Flows Provided (Required) by Financing Activities:
Net change in financing with less than 90-day maturities	(86)	(40)
Short-term debt proceeds	9	59
Short-term debt reductions	(21)	(33)
Long-term debt proceeds	—	300
Long-term debt reductions	(142)	(192)
Payments on other financing	(2)	(3)
Debt issuance costs	—	(3)
Treasury stock purchases	(423)	(486)
Stock option exercises	69	45
Excess tax benefits from stock-based compensation	33	24
Tax withholding on restricted stock and restricted stock units	(1)	(4)
Dividend payments	(482)	(452)
Proceeds from noncontrolling interests	101	69
Dividend payments to noncontrolling interests	(76)	(50)
Net Cash Required by Financing Activities	(1,021)	(766)
Cash Assumed from Initial Consolidations of Variable Interest Entities	—	77
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(146)	41
Net Decrease in Cash and Cash Equivalents	(856)	(411)
Cash and Cash Equivalents at Beginning of Period	2,572	1,485
Cash and Cash Equivalents at End of Period	$1,716	$1,074

Monsanto Company
Selected Financial Information
(Dollars in millions)
Unaudited

1.
EBIT, Ongoing EPS and Free Cash Flow:  The presentations of EBIT, ongoing EPS and free cash flow are not intended to replace net income (loss) attributable to Monsanto Company, cash flows, financial position or comprehensive income (loss), and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States. The following tables reconcile EBIT, ongoing EPS and free cash flow to the respective most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of EBIT to Net Income (Loss):  EBIT is defined as earnings (loss) before interest and taxes. Earnings (loss) is intended to mean net income (loss) attributable to Monsanto Company as presented in the Statements of Consolidated Operations under GAAP. The following table reconciles EBIT to the most directly comparable financial measure, which is net income (loss) attributable to Monsanto Company.

	Three Months Ended May 31,		Nine Months Ended May 31,
	2012	2011	2012	2011
EBIT – Seeds and Genomics Segment	$1,111	$880	$2,957	$2,263
EBIT – Agricultural Productivity Segment	190	95	354	222
EBIT– Total	1,301	975	3,311	2,485
Interest Expense, Net	18	18	80	66
Income Tax Provision(A)	346	265	957	700
Net Income Attributable to Monsanto Company	$937	$692	$2,274	$1,719

(A)	Includes the income tax provision from continuing operations, the income tax benefit (provision) on noncontrolling interest, and the income tax on discontinued operations.

Reconciliation of EPS to Ongoing EPS:  Ongoing EPS is calculated excluding certain after-tax items which Monsanto does not consider part of ongoing operations.

	Fiscal Year	Three Months Ended		Nine Months Ended
	2012	May 31,		May 31,
	Guidance	2012	2011	2012	2011
Diluted Earnings per Share	$3.73-$3.78	$1.74	$1.28	$4.21	$3.17
Restructuring Charges, Net	—	—	—	—	0.01
Income on Discontinued Operations	(0.01)	—	—	(0.01)	(0.01)
Nitro Claims Settlement	0.05	—	—	0.05	—
Resolution of a Legacy Tax Matter	(0.12)	(0.11)	—	(0.11)	—
Diluted Earnings per Share from Ongoing Business	$3.65-$3.70	$1.63	$1.28	$4.14	$3.17

Reconciliation of Free Cash Flow: Free cash flow represents the total of cash flows from operating activities and investing activities, as reflected in the Statements of Consolidated Cash Flows presented in this release. With respect to the fiscal year 2012 free cash flow guidance, Monsanto does not include any estimates or projections of Net Cash Provided (Required) by Financing Activities because in order to prepare any such estimate or projection, Monsanto would need to rely on market factors and conditions that are outside of its control.

	Fiscal Year	Nine Months Ended
	2012	May 31,
	Guidance	2012	2011
Net Cash Provided by Operating Activities	$2,700-2,900	$853	$944
Net Cash Required by Investing Activities	(1,000)-(1,100)	(542)	(707)
Free Cash Flow	$1,700-1,800	$311	$237
Net Cash Required by Financing Activities	N/A	(1,021)	(766)
Cash Assumed from Initial Consolidations of Variable Interest Entities	N/A	—	77
Effect of Exchange Rate Changes on Cash and Cash Equivalents	N/A	(146)	41
Net Decrease in Cash and Cash Equivalents	N/A	(856)	(411)
Cash and Cash Equivalents at Beginning of Period	N/A	2,572	1,485
Cash and Cash Equivalents at End of Period	N/A	$1,716	$1,074